UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 31, 2025

PHIO PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Swedeland Road, Suite 23-1080
King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 947-0251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	PHIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2025, Robert Ferrara resigned, effective immediately, from his position as a director of Phio Pharmaceutical Corp.’s (the “Company’s”) Board of Directors (the “Board”), including his memberships on the Compensation Committee and the Audit Committee, and as Lead Independent Director of the Board. His decision to resign from the Board was not the result of any disagreement with the Company.

Pursuant to the recommendation of the Governance Committee and in connection with Mr. Ferrara’s resignation, the Board reduced the size of the Board from six (6) to five (5) members. As a result of such reduction, there are currently no vacancies on the Board.

Item 8.01. Other Events.

On October 31, 2025, the Company issued a press release announcing the appointment of David Deming as Lead Independent Director of the Board.

The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on October 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHIO PHARMACEUTICALS CORP.

Date: October 31, 2025	By:	/s/ Robert J. Bitterman
Robert J. Bitterman President & Chief Executive Officer

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